UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2013

NorthWest Indiana Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana	0-26128	35-1927981
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9204 Columbia Avenue, Munster, Indiana		46321
(Address of Principal Executive Offices)		(Zip Code)

(219) 836-4400

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 26, 2013, the Corporation held the Annual Meeting of Shareholders pursuant to due notice. Three directors were elected to the following terms, by the following votes. Holders of a total of 2,047,699 shares were present in person or by proxy at the meeting.

Director	Expiration of Term	Votes For	Votes Withheld	Broker Non-Votes

Edward J. Furticella	2016	1,769,027	11,601	267,071
Amy W. Han, Ph.D.	2016	1,673,115	107,513	267,071
Stanley E. Mize	2016	1,766,924	13,704	267,071

The proposition described below, having received a vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to be duly adopted by the shareholders of the Corporation.

	For	Against	Abstain

Approval and ratification of the appointment of Plante & Moran, PLLC as auditors for NorthWest Indiana Bancorp for the year ended December 31, 2013	2,044,484	1,485	1,730

The proposition described below, having received an advisory vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to have been adopted:

	For	Against	Abstain	Broker Non-Votes

Approval, on an advisory basis, of compensation paid to executive officers of the Corporation as disclosed in the proxy statement	1,637,254	97,561	45,813	267,071

The Corporation’s shareholders voted, on an advisory basis, on the frequency of future “say-on-pay” votes as follows:

Votes

One year	1,625,526
Two years	45,614
Three years	61,440
Abstain	48,048
Broker Non-Votes	267,071

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At the Annual Meeting, shareholders cast over 91% of votes in favor of holding future say-on-pay votes on an annual basis. The Corporation’s Board of Directors had recommended a vote for annual frequency of say-on-pay votes. In light of this result and other factors it considered, the Board has determined that the Corporation will hold future say-on-pay votes on an annual basis until the next advisory vote on the frequency of say-on-pay votes occurs. The next advisory vote regarding the frequency of say-on-pay votes is required to occur no later than the Corporation’s 2019 Annual Meeting of Shareholders.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 26, 2013	NorthWest Indiana Bancorp

	By:	/s/ David A. Bochnowski
David A. Bochnowski
President and Chief Executive Officer

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